EXECUTION AMENDMENT TO CUSTODY AGREEMENT This Amendment is made and entered into as of ________________________, 2026 (the “Effective Date”) by and between THE BANK OF NEW YORK MELLON, a New York state chartered bank (“BNY”), and GLOBAL X FUNDS, a Delaware statutory trust, on behalf of itself, its Series, as defined below, (“Customer”). BNY and Customer are collectively referred to as the “Parties” and individually as a “Party”. RECITALS WHEREAS, Customer and BNY are parties to that certain Custody Agreement dated as of September 27, 2022 (the “Agreement”), pursuant to which Customer has appointed BNY as the custodian of certain of its assets and BNY provides for the portfolios identified on Appendix I thereto (each, a “Series”) the services described therein; and WHEREAS, Customer wishes to appoint BNY as the custodian of certain of its assets with respect to certain additional Series hereafter identified to BNY on Appendix I, and BNY is willing to provide such services on the terms and conditions set forth therein; NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows. 1. The Agreement is hereby amended as of the Effective Date by deleting Appendix I of the Agreement in its entirety and replacing it with Appendix I as attached hereto. The Customer and BNY agree that for the additional Series added by this amended Appendix I, fees and expenses shall be invoiced and payable to BNY beginning upon the receipt of Assets by BNY. 2. Customer and BNY hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement. 3. Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. 4. Any capitalized terms not defined herein shall have their respective meanings as assigned in the Agreement. Aug 6, 2026 Column A - 2.0 Agreements 1

EXECUTION 2 5. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment. [Signature page follows.] Column A - 2.0 Agreements 2

EXECUTION 3 IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms. THE BANK OF NEW YORK MELLON GLOBAL X FUNDS, on behalf of itself and each Series listed on Appendix I By: By: Name: Name: Title: Title: Date: Date: Address for Notice: THE BANK OF NEW YORK MELLON 500 Grant Street Pittsburgh, PA 15258 Attention: Asset Servicing Address for Notice: Global X Funds 605 3rd Avenue, 43rd Floor New York, NY 10158 Attention: Legal Alex Ashby (Aug 6, 2026 16:08:48 EDT) Alex Ashby Aug 6, 2026 COO Aug 6, 2026 Robert M Stein Jr Vice President Column A - 2.0 Agreements 3

4 APPENDIX I Series Global X Russell 2000 Covered Call & Growth ETF Global X Information Technology Covered Call & Growth ETF Global X Emerging Markets ex-China ETF Global X Emerging Markets Great Consumer ETF Global X Aging Population ETF Global X AgTech & Food Innovation ETF Global X Artificial Intelligence & Technology ETF Global X Autonomous & Electric Vehicles ETF Global X Blockchain & Bitcoin Strategy ETF Global X Blockchain ETF Global X Clean Water ETF Global X ClimateTech ETF1 Global X Copper Miners ETF Global X Cybersecurity ETF Global X Data Center & Digital Infrastructure ETF Global X DAX Germany ETF Global X Rare Earth & Critical Materials ETF2 Global X E-Commerce ETF Global X Emerging Markets Bond ETF Global X FinTech ETF Global X FTSE Southeast Asia ETF 1 Formerly known as Global X CleanTech ETF 2 Formerly known as Global X Disruptive Materials ETF Column A - 2.0 Agreements 4

EXECUTION 5 Global X Genomics & Biotechnology ETF Global X Gold Explorers ETF Global X Hydrogen ETF Global X Infrastructure Development ex-U.S. ETF Global X Interest Rate Volatility & Inflation Hedge ETF Global X Internet of Things ETF Global X Lithium and Battery Tech ETF Global X MSCI Argentina ETF Global X MSCI China Consumer Discretionary ETF Global X MSCI Colombia ETF Global X MSCI Greece ETF Global X MSCI Norway ETF Global X MSCI SuperDividend EAFE ETF Global X MSCI SuperDividend Emerging Markets ETF Global X MSCI Vietnam ETF Global X Nasdaq 100 Covered Call & Growth ETF Global X NASDAQ 100 Risk Managed Income ETF Global X NASDAQ 100 Tail Risk ETF Global X Renewable Energy Producers ETF Global X Robotics & Artificial Intelligence ETF Global X S&P 500 Covered Call & Growth ETF Global X S&P 500 Risk Managed Income ETF Global X S&P 500 Tail Risk ETF Global X S&P Catholic Values Developed ex-U.S. ETF Column A - 2.0 Agreements 5

EXECUTION 6 Global X Silver Miners ETF Global X Social Media ETF Global X SuperDividend ETF Global X SuperDividend REIT ETF Global X SuperDividend U.S. ETF Global X Dorsey Wright Thematic ETF3 Global X Uranium ETF Global X Video Games & Esports ETF Global X Dow 30® Covered Call & Growth ETF Global X 1-3 Month T-Bill ETF Global X Defense Tech ETF Global X Brazil Active ETF Global X India Active ETF Global X U.S. Cash Flow Kings 100 ETF Global X Short-Term Treasury Ladder ETF Global X Intermediate-Term Treasury Ladder ETF Global X Long-Term Treasury Ladder ETF Global X Bitcoin Covered Call ETF Global X Treasury Bond Enhanced Income ETF Global X Investment Grade Corporate Bond ETF Global X U.S. 500 ETF Global X AI Semiconductor & Quantum ETF Global X Gold Miners ETF 3 Formerly known as Global X Thematic Growth ETF. Column A - 2.0 Agreements 6

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EXECUTION

Global X Zero Coupon Bond 2030 ETF

Global X Zero Coupon Bond 2031 ETF

Global X Zero Coupon Bond 2032 ETF

Global X Zero Coupon Bond 2033 ETF

Global X Zero Coupon Bond 2034 ETF

Global X Zero Coupon Bond 2035 ETF

Global X Commodity Strategy ETF

Global X U.S. 500 Income Edge℠ ETF

Global X Nasdaq-100® Income Edge℠ ETF

Global X Ethereum Covered Call ETF

Global X Space Tech ETF

Global X Stablecoin & Tokenization Ecosystem ETF

Global X U.S. TaxSmart℠ Income Edge℠ ETF

Global X MLCC & Electronic Components ETF

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